Exhibit 99.1

Investor Relations Contact:

Shanye Hudson, (510) 661-1600

shanye.hudson@seagate.com

Media Contact:

Karin Taylor, (408) 772-8279

karin.h.taylor@seagate.com

Seagate Announces Exchanges with Holders of $500 Million Principal Amount of Exchangeable Notes

SINGAPORE — November 5, 2025 — Seagate Technology Holdings plc (NASDAQ: STX) (“Seagate” or “us”) and Seagate HDD Cayman, a subsidiary of Seagate (“Seagate HDD”) today announced that on November 4, 2025, they entered into separate, privately negotiated exchange agreements with a limited number of holders of Seagate HDD’s 3.50% Exchangeable Senior Notes due 2028 (the “notes”) to exchange (collectively, the “exchanges”) $500 million principal amount of notes for consideration consisting of an aggregate of approximately $503.4 million in cash and a number of Seagate’s ordinary shares (the “ordinary shares”) to be determined over a one trading day period beginning on, and including, November 5, 2025. The exchanges are expected to be consummated on or about November 10, 2025, subject to customary closing conditions. The notes being exchanged will be retired upon completion of the exchanges. Following the closing of the exchanges, Seagate HDD expects that approximately $1.0 billion in aggregate principal amount of notes will remain outstanding with terms unchanged.

The exchanges are being conducted as private placements, and any ordinary shares to be issued in the exchanges have not been, and will not be, registered under the Securities Act of 1933, as amended or any other securities laws and the ordinary shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release is neither an offer to sell nor a solicitation of an offer to buy any securities described above, nor will there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Seagate

Seagate Technology is a leading innovator of mass-capacity data storage. We create breakthrough technology so you can confidently store your data and easily unlock its value. Founded over 45 years ago, Seagate has shipped over four billion terabytes of data capacity and offers a full portfolio of storage devices, systems, and services from edge to cloud.

© 2025 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the terms and conditions of, and completion of, the exchanges as described above. The Company cannot assure that the exchanges will be consummated, nor can it guarantee the size or terms of the exchanges. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could,” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on information available to the Company as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, performance or events to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of

Seagate General Information

Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

Seagate General Information